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                                                              EXHIBIT (8)(i)(ii)

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT

The United States Life Insurance Company in the City of New York, Variable Insurance Products Fund III and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated April 30/th/, 2003, by doing the following:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this First Amendment be effective as of September 5/th/, 2003.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK


By:    _________________________
Name:  _________________________
Title: _________________________


VARIABLE INSURANCE PRODUCTS FUND III


By:    _________________________
       _________________________
       _________________________



FIDELITY DISTRIBUTORS CORPORATION


By:    _________________________
       Don Holborn
       Executive Vice President

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                                   Schedule A
                   Separate Accounts and Associated Contracts
                            (As of September 5, 2003)


Name of Separate Account and                    Policy Form Numbers of Contracts
Date Established by Board of Directors          Funded By Separate Account

The United States Life Insurance Company
in the City of New York
Separate Account USL VL-R
(August 8, 1997)                                97600N
                                                99206N
                                                01206N
                                                02600N

The United States Life Insurance Company in the City of New York
Separate Account USL VA-R
(August 8, 1997)
                                                03017N